Exhibit 10-A

Notice of Grant of Stock Options and Option Agreement	Shoe Carnival, Inc. ID: 35-1736614 8233 Baumgart Road Evansville, IN 47725

[Name and Address of Optionee]	Option Number: Plan: ID:	2000

Effective [Grant Date], you have been granted a(n) Incentive Stock Option to buy [Number of Shares Granted] shares of Shoe Carnival, Inc. (the Company) stock at $[Option Price] per share.

The total option price of the shares granted is $[Number of Shares Granted multiplied by Option Price].

Shares in each period will become fully vested on the date shown.
Shares	Vest Type	Full Vest	Expiration

[Vesting Schedule]

[Note: Vesting Schedule of Incentive Stock Options is limited by the Internal Revenue Code and the Company's Stock Option Plan]

By your signature and the Company's signature below, you and the Company agree that these options are granted under and governed by the terms and conditions of the Company's Stock Option Plan as amended and the Option Agreement, all of which are attached and made a part of this document.

Shoe Carnival, Inc.	Date

[Name of Optionee]	Date